UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2018

Date of Report (Date of earliest event reported)

REGI U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040
Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018 Mr. Shaojun Zhang tendered his resignation from REGI U.S., Inc.’s board of directors, effective immediately. There was no known disagreement with Mr. Zhang regarding our operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: February 9, 2018	By:	/s/ “Paul Chute”
Paul Chute Chief Executive Officer